Exhibit 99.1

Flywire Reports Second Quarter 2025 Financial Results

Second Quarter Revenue Increased 27.2% Year-over-Year

Second Quarter Revenue Less Ancillary Services Increased 27.7% Year-over-Year

Previous Fiscal Year 2025 revenue guidance reaffirmed, aEBITDA margin guidance raised by 75 bps at midpoint

Boston, MA – August 5, 2025: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today reported financial results for its second quarter ended June 30, 2025.

“Our strong Q2 results and double-digit FX-Neutral revenue growth are a testament to the high-performance culture we’ve built at Flywire and the value we provide our clients,” said Mike Massaro, CEO of Flywire. “I’m incredibly proud of our team for their skill, creativity, and unwavering commitment to client success, which has enabled us to win new business and increase our market share. We have proven that our solutions are the right fit for the verticals we serve, and we continue to expand our engagement with clients through our ‘land and expand’ strategy. This success, even amidst global uncertainty and headwinds our clients face, reflects the true character of our FlyMates. Looking ahead, I am excited about the strength of our competitive moat and the pace of innovation in our product roadmap. This can be seen clearly in our results, and the momentum is just beginning.”

Second Quarter 2025 Financial Highlights:

GAAP Results

•

Revenue increased 27.2% to $131.9 million in the Second quarter of 2025, compared to $103.7 million in the Second quarter of 2024. Sertifi positively impacted revenue by $12.3 million in the Second quarter of 2025 adding 12 points of revenue growth year over year.

•

Gross Profit increased to $75.1 million, resulting in Gross Margin of 57.0%, for the Second quarter of 2025, compared to Gross Profit of $61.9 million and Gross Margin of 59.7% in the Second quarter of 2024.

•	Net loss was ($12.0) million in the Second quarter of 2025, compared to net loss of ($13.9) million in the Second quarter of 2024.

Key Business Performance highlights:

•	Signed nearly 200 new clients across all verticals, excluding the added Sertifi properties and Invoiced software accounts signed

•	Recognized by luxury travel network Virtuoso as a Technology Partner, gaining access to 2,300 preferred suppliers across 100 countries and $35 billion in annual luxury travel sales.

•	Scaled the fast-growing Travel vertical, expanding Flywire’s client roster globally and growing Sertifi’s revenue by +35% year-over-year on a pro-forma basis.

•	Deepened award-winning education partnership with Ellucian, deploying new integrations into Banner via Ellucian Ethos to streamline implementations for institutions in the U.S., U.K., and globally.

•	Collected more than $320 million in past-due tuition at U.S. institutions, preserving enrollment for 161,000+ students through its Student Financial Software (SFS).

•	Named to the PCI Security Standards Council 2025-2027 Board of Advisors to help shape global payment security standards.

•	Continued product and payment innovation in the UK Higher Education market, unveiling an enhanced solution for financial aid disbursements.

•	Named one of the Best Companies to Work for 2025-2026 by US News & World Report.

•	Signed a partnership with a leading provider of stablecoin-native payment infrastructure, to integrate stablecoin payment capabilities into Flywire’s global payment network.

Key Operating Metrics and Non-GAAP Results

•

Total Payment Volume increased 22% to $5.9 billion in the Second quarter of 2025, compared to $4.9 billion in the Second quarter of 2024. Excluding Sertifi, Total Payment Volume increased 17% to $5.7 billion in the Second quarter of 2025, compared to $4.9 billion in the Second quarter of 2024.

•

Revenue Less Ancillary Services increased 27.7% to $127.5 million in the Second quarter of 2025, compared to $99.9 million in the Second quarter of 2024. On an FX-neutral basis, Revenue Less Ancillary Services increased 25% year-over-year. Excluding Sertifi, Revenue Less Ancillary Services increased 15.4% year over year to $115.2 million or 12.7% year over year on an FX-Neutral basis in the Second quarter of 2025.

•

Adjusted Gross Profit increased to $77.9 million, up 22.7% compared to $63.4 million in the Second quarter of 2024. Adjusted Gross Margin was 61.1% in the Second quarter of 2025 compared to 63.5% in the Second quarter of 2024.

•

Adjusted EBITDA increased to $16.6 million in the Second quarter of 2025, compared to $5.8 million in the Second quarter of 2024. Our adjusted EBITDA margins increased over 700 bps year-over-year to 13% in the Second quarter of 2025.

•

Repurchased 0.6 million shares of our common stock for approximately $5.0 million (including commissions), with approximately $52 million remaining in the share repurchase program as of the end of the Second quarter 2025.

•	Increased Revolving Credit Facility from $125 million to $300 million with improved terms, expanded banking partnerships.

•

Share repurchase program has been increased by $150 million from the approximately $50 million that was remaining as of the end of the Second quarter 2025, bringing total authorization for future share repurchases to approximately $200 million.

Guidance

”Second quarter 2025 performance significantly exceeded expectations for both FX Neutral Revenue and Adjusted EBITDA, as we delivered on go-to-market execution, strategic investments and operational efficiency,” said Flywire’s CFO, Cosmin Pitigoi. “Acknowledging student visa headwinds in the US, we are maintaining our revenue guidance and raising our adjusted EBITDA margin outlook for the full-year 2025. With ample liquidity supported by an expanded credit line and an increased buyback authorization, we are well-positioned to remain agile in our capital allocation — focusing on disciplined investments that drive long-term shareholder value.”

Based on information available as of August 5, 2025, Flywire anticipates the following results for the third quarter and fiscal year 2025*.

Fiscal Year 2025
FX-Neutral Revenue Less Ancillary Services Growth	17-23% YoY
FX-Neutral Revenue Less Ancillary Services Growth (excluding Sertifi)	10-14% YoY
Sertifi Revenue contribution[1] of	$35-40M
Adjusted EBITDA Margin Growth	+200-350 bps YoY

[1]	Since the acquisition closed on 02/24/2025.

Third Quarter 2025
FX-Neutral Revenue Less Ancillary Services Growth	13-21% YoY
FX-Neutral Revenue Less Ancillary Services Growth (excluding Sertifi)	7-13% YoY
Sertifi Revenue contribution	$9-12M
Adjusted EBITDA Margin Growth	+50-150 bps YoY

*

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and foreign currency exchange rates.

These statements are forward-looking, and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss Second quarter financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended, or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance, which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP less (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration, if applicable. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Profit and Gross Margin with a useful measure of the gross profit and gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. EBITDA represents our consolidated net income (loss) in accordance with GAAP adjusted to include (i) interest expense, (ii) interest income, (iii) (benefit from) provision for income taxes and (iv) depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted by excluding (a) stock-based compensation expense and related payroll taxes, (b) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(c) gain (loss) from the remeasurement of foreign currency, (d) indirect taxes related to intercompany activity, (e) acquisition related transaction costs, (f) employee retention costs, such as incentive compensation, associated with acquisition activities and (g) restructuring costs. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Adjusted EBITDA Margin - Adjusted EBITDA Margin represents Adjusted EBITDA divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

FX Neutral Revenue Less Ancillary Services. FX Neutral Revenue Less Ancillary Services represents Revenue Less Ancillary Services adjusted to show presentation on a FX Neutral basis. The FX Neutral information presented is calculated by translating current-period results using prior-period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on an FX Neutral basis to provide a comparable framework for assessing how the business performed, excluding the effect of foreign currency fluctuations.

•

Non-GAAP Operating Expenses - Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities, (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions and (vi) restructuring costs.

•

FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, excluding Sertifi - FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, excluding Sertifi, represents FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, respectively, adjusted by excluding the contributions from Sertifi. Flywire believes these measures are useful in understanding the ongoing results of our operations.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss), or operating expenses prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items.

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and foreign currency exchange rates. For figures in this press release reported on an “FX-Neutral basis,” Flywire calculates the year-over-year impact of foreign currency movements using prior period weighted average foreign currency exchange rates.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports over 4,800** clients with diverse payment methods in more than 140 currencies across more than 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**Excludes clients from Flywire’s Invoiced and Sertifi acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX Neutral Revenue Less Ancillary Services growth, and Adjusted EBITDA margin growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; Flywire’s ability to adapt its business to changes in government policy regarding tariffs and immigration; economic and industry trends, including the risk of a global recession, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the continuing hostilities in Ukraine and involving Israel, Hamas and Iran; Flywire’s ability to adapt to recommended or implemented U.S. policy changes, in particular those that impact higher education, the desire for foreign students to study in the U.S., immigration and visa policy, and changes to regulatory agencies and depth of enforcement of regulations; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; and The One Big Beautiful Bill Act of 2025; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, expected to be filed in the third quarter of 2025. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$131,891	$103,676	$265,343	$217,779
Costs and operating expenses:
Payment processing services costs	53,887	39,899	104,450	81,549
Technology and development	17,106	15,834	34,017	32,571
Selling and marketing	38,377	31,771	74,946	61,854
General and administrative	30,175	31,959	63,233	63,555
Restructuring	1,351	—	8,690	—

Total costs and operating expenses	140,896	119,463	285,336	239,529

Loss from operations	$(9,005)	$(15,787)	$(19,993)	$(21,750)

Other income (expense):
Interest expense	(1,065)	(133)	(1,789)	(275)
Interest income	1,089	5,719	4,023	11,598
Gain (loss) from remeasurement of foreign currency	3,947	998	7,523	(3,378)
Gain on available-for-sale debt securities	8	—	166	—

Total other income, net	3,979	6,584	9,923	7,945

Loss before provision for income taxes	(5,026)	(9,203)	(10,070)	(13,805)
Provision for income taxes	6,981	4,677	6,097	6,292

Net Loss	$(12,007)	$(13,880)	$(16,167)	$(20,097)
Foreign currency translation adjustment	6,655	193	9,332	(1,168)
Unrealized losses on available-for-sale debt securities, net	$(36)	$(53)	$(165)	$(53)

Total other comprehensive income (loss)	$6,619	$140	$9,167	$(1,221)

Comprehensive loss	$(5,388)	$(13,740)	$(7,000)	$(21,318)

Net loss attributable to common stockholders - basic and diluted	$(12,007)	$(13,880)	$(16,167)	$(20,097)

Net loss per share attributable to common stockholders - basic and diluted	$(0.10)	$(0.11)	$(0.13)	$(0.16)

Weighted average common shares outstanding - basic and diluted	121,812,062	124,562,015	122,519,731	123,859,762

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except par value per share and share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$249,686	$495,242
Short-term investments	24,545	115,848
Accounts receivable, net	29,700	23,703
Unbilled receivables, net	17,732	15,453
Funds receivable from payment partners	88,236	90,110
Prepaid expenses and other current assets	38,857	22,528

Total current assets	448,756	762,884
Long-term investments	14,885	50,125
Property and equipment, net	18,884	17,160
Intangible assets, net	199,587	118,684
Goodwill	406,439	149,558
Other assets	25,796	24,035

Total assets	$1,114,347	$1,122,446

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,484	$15,353
Funds payable to clients	154,029	217,788
Accrued expenses and other current liabilities	49,507	49,297
Deferred revenue	19,220	7,337

Total current liabilities	240,240	289,775
Deferred tax liabilities	14,504	12,643
Long-term debt	60,000	—
Other liabilities	7,180	5,261

Total liabilities	321,924	307,679

Commitments and contingencies Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; and no shares issued and outstanding as of June 30, 2025 and December 31 , 2024	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 129,076,628 shares issued and 120,307,481 shares outstanding as of June 30, 2025; 126,853,852 shares issued and 122,182,878 shares outstanding as of December 31, 2024	13	13
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,873,320 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Treasury voting common stock, 8,769,147 and 4,670,974 shares as of June 30, 2025 and December 31, 2024, respectively, held at cost	(98,739)	(46,268)
Additional paid-in capital	1,071,085	1,033,958
Accumulated other comprehensive income (loss)	7,101	(2,066)
Accumulated deficit	(187,037)	(170,870)

Total stockholders’ equity	792,423	814,767

Total liabilities and stockholders’ equity	$1,114,347	$1,122,446

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in millions, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$131.9	$103.7	$265.3	$217.8
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.2)	(3.6)	(8.7)	(7.2)
Marketing fees	(0.1)	(0.2)	(0.5)	(0.5)

Revenue Less Ancillary Services	$127.5	$99.9	$256.2	$210.1

Payment processing services costs	53.9	39.9	104.5	81.5
Hosting and amortization costs within technology and development	2.9	1.9	5.3	3.9

Cost of Revenue	$56.7	$41.8	$109.8	$85.4

Adjusted to:
Exclude printing and mailing costs	(4.2)	(3.6)	(8.7)	(7.2)
Offset marketing fees against related costs	(0.1)	(0.2)	(0.5)	(0.5)
Exclude depreciation and amortization	(2.7)	(1.5)	(4.8)	(3.0)

Adjusted Cost of Revenue	$49.7	$36.5	$95.8	$74.7
Gross Profit	$75.1	$61.9	$155.6	$132.4
Gross Margin	57.0%	59.7%	58.7%	60.8%

Adjusted Gross Profit	$77.9	$63.4	$160.4	$135.4
Adjusted Gross Margin	61.1%	63.5%	62.6%	64.4%

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Transaction	Platform and Other Revenues	Revenue	Transaction	Platform and Other Revenues	Revenue
Revenue	$100.6	$31.3	$131.9	$85.3	$18.4	$103.7
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.2)	(4.2)	—	(3.6)	(3.6)
Marketing fees	(0.1)	—	(0.1)	(0.2)	—	(0.2)

Revenue Less Ancillary Services	$100.5	$27.1	$127.5	$85.1	$14.8	$99.9

Percentage of Revenue	76.3%	23.7%	100.0%	82.3%	17.7%	100.0%
Percentage of Revenue Less Ancillary Services	78.8%	21.2%	100.0%	85.2%	14.8%	100.0%

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Transaction	Platform and Other Revenues	Revenue	Transaction	Platform and Other Revenues	Revenue
Revenue	$209.1	$56.3	$265.3	$180.5	$37.3	$217.8
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(8.7)	(8.7)	—	(7.2)	(7.2)
Marketing fees	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Revenue Less Ancillary Services	$208.6	$47.6	$256.2	$180.0	$30.1	$210.1

Percentage of Revenue	78.8%	21.2%	100.0%	82.9%	17.1%	100.0%
Percentage of Revenue Less Ancillary Services	81.4%	18.6%	100.0%	85.7%	14.3%	100.0%

FX Neutral Revenue Less Ancillary Services

(unaudited) (in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Growth Rate	2025	2024	Growth Rate
Revenue	$131.9	$103.7	27%	$265.3	$217.8	22%
Ancillary services	(4.3)	(3.8)		(9.2)	(7.7)

Revenue Less Ancillary Services	127.5	99.9	28%	256.2	210.1	22%

Effects of foreign currency rate fluctuations	(2.6)	—		(0.6)	—

FX Neutral Revenue Less Ancillary Services	$124.9	$99.9	25%	$255.6	$210.1	22%

Revenue Less Ancillary Services	$127.5	$99.9	28%	$256.2	$210.1	22%
Sertifi Revenue	(12.3)	—		(17.0)	—

Revenue Less Ancillary Services excluding Sertifi	$115.2	$99.9	15%	$239.2	$210.1	14%

Reconciliation of Non-GAAP Operating Expenses

(Unaudited) (in millions)

	$		$		$		$
	June 30,				June 30,
	2025		2024		2025		2024
GAAP Technology and development		$17.1		$15.8		$34.0		$32.6
(-) Stock-based compensation expense and related taxes		(3.2)		(2.9)		(6.4)		(5.5)
(-) Depreciation and amortization		(1.6)		(1.7)		(3.3)		(3.6)

Non-GAAP Technology and development		$12.3		$11.2		$24.3		$23.5

GAAP Selling and marketing		$38.4		$31.8		$74.9		$61.9
(-) Stock-based compensation expense and related taxes		(4.9)		(4.9)		(9.2)		(9.0)
(-) Depreciation and amortization		(4.3)		(2.0)		(7.3)		(3.9)

Non-GAAP Selling and marketing		$29.2		$24.9		$58.4		$49.0

GAAP General and administrative		$30.2		$32.0		$63.2		$63.6
(-) Stock-based compensation expense and related taxes		(9.3)		(9.7)		(17.7)		(18.1)
(-) Depreciation and amortization		(0.8)		(0.8)		(1.6)		(1.5)
(-) Change in fair value of contingent consideration		0.7		0.4		0.5		0.9
(-) Acquisition related transaction costs		(0.1)		—		(2.5)		0.0

Non-GAAP General and administrative		$20.7		$21.9		$41.9		$44.9

EBITDA and Adjusted EBITDA

(Unaudited) (in millions)

	$		$		$		$
	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Net loss		$(12.0)		$(13.9)		$(16.2)		$(20.1)
Interest expense		1.0		0.1		1.8		0.3
Interest income		(1.1)		(5.7)		(4.0)		(11.6)
Provision for income taxes		7.0		4.7		6.1		6.3
Depreciation and amortization		7.2		4.5		13.0		9.0

EBITDA		2.1		(10.3)		0.7		(16.1)
Stock-based compensation expense and related taxes		17.3		17.5		33.3		32.6
Change in fair value of contingent consideration		(0.7)		(0.4)		(0.5)		(0.9)
(Gain) loss from remeasurement of foreign currency		(3.9)		(1.0)		(7.5)		3.4
Gain on available for sale debt securities		—		—		(0.2)		—
Indirect taxes related to intercompany activity		0.4		—		1.0		0.1
Acquisition related transaction costs		0.1		—		2.5		—
Acquisition related employee retention costs		—		0.0		—		0.0
Restructuring		1.4		0.0		8.7		0.0

Adjusted EBITDA		$16.6		$5.8		$38.0		$19.1